Exhibit 99.5

PARKWAY PROPERTIES, INC.

Special Meeting of Stockholders

August 23, 2016 2:00 PM EDT

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s), Jeremy R. Dorsett and M. Jayson Lipsey or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PARKWAY PROPERTIES, INC. that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 2:00 PM EDT on August 23, 2016, at 3344 Peachtree Road NE, Atlanta, Georgia 30326, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are made, this proxy will be voted in accordance with the Board’s recommendations.

(continued and to be signed on reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

KEEP THIS PORTION FOR YOUR RECORDS.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at http://www.viewproxy.com/pkysm/2016

The Board of Directors recommends you vote FOR the following proposals:

		FOR	AGAINST	ABSTAIN

1.	To approve the merger of Parkway Properties, Inc. (“Parkway”) with and into Clinic Sub Inc. (the “Merger”), with Clinic Sub Inc. continuing its existence as a wholly owned subsidiary of Cousins Properties Incorporated (“Cousins”), on the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of April 28, 2016, by and among Parkway, Parkway Properties LP, Cousins and Clinic Sub Inc., and the transactions contemplated thereby (the “Parkway Merger Proposal”).	☐	☐	☐

Please mark your votes like this ☒

		FOR	AGAINST	ABSTAIN

2.	To approve, by advisory (nonbinding) vote, the compensation that may be paid or become payable to the named executive officers of Parkway in connection with the Merger, as disclosed in the table in the section of the proxy statement entitled “The Merger—Interests of Parkway Directors and Executive Officers in the Merger” including the footnotes to the table and the associated narrative discussion.	☐	☐	☐

3.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Parkway Merger Proposal, if there are insufficient votes at the time of such adjournment to approve such proposal.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

I WILL ATTEND THE SPECIAL MEETING. ☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature

Signature (if held jointly)

Date:	, 2016

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

▲  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.